UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2016

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California	95054-1549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 765-8080

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (e)

On September 19, 2016, Intel Corporation (“Intel”) announced that it had named Robert H. Swan as Intel’s Executive Vice President and Chief Financial Officer, succeeding Stacy J. Smith as principal financial officer and principal accounting officer, effective October 10, 2016. As previously reported, Mr. Smith will be assuming a new senior executive role at the company, leading sales, manufacturing and operations, once Mr. Swan joins Intel.

Mr. Swan, age 56, served as Operating Partner at General Atlantic, a private equity firm, from September 2015 to September 2016. Prior to General Atlantic, he served as Senior Vice President, Finance and Chief Financial Officer of eBay, Inc. from March 2006 to July 2015. Previously, Mr. Swan served as Executive Vice President and Chief Financial Officer at Electronic Data Systems Corporation and Executive Vice President and Chief Financial Officer of TRW, Inc., as well as Chief Financial Officer, Chief Operating Officer and Chief Executive Officer of Webvan Group, Inc. Mr. Swan began his career at General Electric, serving for 15 years in numerous senior finance roles. Mr. Swan has served on the board of directors of eBay, Inc. and Applied Materials, Inc.

Pursuant to his offer letter, Mr. Swan’s starting annual base salary will be $850,000 and he will be eligible for an annual bonus with a target payout of $1,119,000 under Intel’s Annual Performance Bonus program based on Intel’s financial performance as well as achievement of specified operational goals, and a quarterly bonus under Intel’s Quarterly Profit Bonus (QPB) plan, each of which will be pro-rated for his actual period of service in 2016. In connection with his appointment, Mr. Swan will receive a hiring bonus of $5,500,000, of which (i) 50% is payable within 30 days of his employment start date, (ii) approximately 32% is payable within 30 days of his 1 year anniversary of employment, and (iii) approximately 18% is payable at his 2 year anniversary of employment, provided he is employed in good standing on each of those dates, as determined by management. Mr. Swan will be entitled to receive any unpaid portion of his hiring bonus in the event that Intel terminates Mr. Swan’s employment without cause before the bonus is paid in full.

Mr. Swan’s offer letter further provides that management will recommend that he be awarded a new hire restricted stock unit grant with an aggregate grant date fair value of $9,500,000, vesting annually over a three year period following the grant date. Mr. Swan also is eligible for annual equity awards granted in January 2017 which, subject to approval by Intel’s Board of Directors, are expected to have a target aggregate grant date fair value of $6,500,000 and be comprised of approximately 60% outperformance stock units (OSUs) and 40% time-based restricted stock units (RSUs). These equity grants will be subject to the terms and conditions of Intel’s 2006 Equity Incentive Plan.

Mr. Swan is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

Intel’s press release, dated September 19, 2016, announcing the appointment of Mr. Swan as Intel’s Chief Financial Officer is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Report is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this Report:

Exhibit Number	Description

99.1	Press release entitled “Intel Appoints Bob Swan Executive Vice President and Chief Financial Officer” dated September 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

Date: September 19, 2016	/s/ Suzan A. Miller
Suzan A. Miller
Vice President, Deputy General Counsel and Corporate Secretary